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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the registration statements on Form S-3 (Nos. 333-53914, 333-91899, 333-68887, 333-71713, 333-115062, 333-123703, 333-125030, 333-125262, and 333-130710) and the registration statements on Form S-8 (Nos. 333-79533, 333-42465, 333-68447, 333-58691, 333-52697, 333-115472, and 333-115751) of Level 3 Communications, Inc. of our report dated March 11, 2005 relating to the financial statements of WilTel Communications Group, Inc., which appears in the Current Report on Form 8-K/A of Level 3 Communications, Inc. dated December 23, 2005.

/s/ PricewaterhouseCoopers LLP
Tulsa, Oklahoma
March 2, 2006

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CONSENT OF INDEPENDENT ACCOUNTANTS